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                                                                    Exhibit 4(x)


                     METROPOLITAN LIFE INSURANCE COMPANY
                 One Madison Avenue, New York, NY 10010-3690

                                 ENDORSEMENT


This Endorsement amends the Multifunded Annuity Contract to which it is attached.

The cover page is amended to reflect the following as available Investment Divisions as of the later of the Contract Date or [July 5, 2000].

         [Lehman Brothers Aggregate Bond Index Division]
         [State Street Research Income Division]
         [State Street Research Diversified Division]
         [MetLife Stock Index]
         [Harris Oakmark Large Cap Value Division]
         [T. Rowe Price Large Cap Growth Division]
         [State Street Research Growth Division]
         [Davis Venture Value Division]
         [Putnam Large Cap Growth Division]
         [MetLife Mid Cap Stock Index Division]
         [Neuberger & Berman Partners Mid Cap Value Division]
         [Janis Mid Cap Division]
         [State Street Research Aggressive Growth Division]
         [Loomis Sayles High Yield Bond Division]
         [Russell 2000(R) Index Division]
         [T. Rowe Price Small Cap Growth Division]
         [Loomis Sayles Small Cap Division]
         [State Street Research Aurora Small Cap Value Division]
         [Scudder Global Equity Division]
         [Morgan Stanley EAFE(R) Index Division]
         [Putnam International Stock Division]


                                   /s/ Gwenn L. Carr
                                   ---------------------------
                                   Gwenn L. Carr,
                                   Vice-President & Secretary